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                                                                   EXHIBIT 99.11

                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Goldman Sachs Money Market Trust:

As independent public accountants, we hereby consent to the references to our firm included in or made a part of Post-Effective Amendment No. 54 to Registration Statement File No. 2-54809 and Amendment No. 37 to Registration File No. 811-2598.



                                                        /s/ Arthur Andersen LLP
                                                        ARTHUR ANDERSEN LLP



Boston, Massachusetts
December 22, 1995